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                                                                    EXHIBIT 10e
                      BELL ATLANTIC STOCK COMPENSATION PLAN
                              FOR OUTSIDE DIRECTORS

                         Restated as of January 1, 1998,
           to incorporate amendments adopted through December 31, 1997

        1. NAME OF PLAN. The plan shall be known as the Bell Atlantic Stock Compensation Plan for Outside Directors (and is referred to herein as the "Plan").

        2. OBJECTIVES OF THE PLAN. The objectives of the Plan are to encourage ownership of shares of the Common Stock (the "Stock") of Bell Atlantic Corporation (the "Corporation"), and to further align the interests of non-employee members of the boards of directors of Participating Companies with the interests of shareowners of the Corporation.

        3. EFFECTIVE DATE. The effective date of the Plan is July 1, 1991. The Plan was submitted to, and was approved by, shareowners at the annual meeting of the Corporation in April 1991.

        4. PARTICIPATING COMPANIES. As of January 1, 1998, the Corporation is the sole company participating in the Plan.

        5. ELIGIBLE PARTICIPANTS. Each member of the board of directors of a Participating Company who is, as of the date of any award or grant hereunder, in active service as a director, but who is not then an employee of the Corporation or any subsidiary of the Corporation (each, an "Outside Director"), shall be eligible to receive remuneration under the Plan.

        6.      COMPENSATION IN STOCK AND OPTIONS

        (a) Annual Grant or Award. On an annual basis, for each individual who is in active service as an Outside Director of the Corporation as of the close of the regular January meeting of the Board of Directors of the Corporation (the "Board"), each such Outside Director shall have a right to receive remuneration under both Sections 6(a)(1) and 6(a)(2) of this Plan, as follows:

                (1) Grant of Options. The annual remuneration provided under this Section 6(b)(1) of the Plan shall consist of a grant of nonqualified stock options ("Options") which bestows on each such Outside Director a right to purchase 1,000 shares of Stock at an exercise price per Option equal to the Fair Market Value of the Stock on the date of grant. "Fair Market Value" shall have the same meaning as stated in the Bell Atlantic 1985 Incentive Stock Option Plan, as that plan may be amended from time to time (the "ISO Plan").

                (2)   Election between Options and Shares. Pursuant to this
        Section 6(b)(2) of the Plan, each such Outside Director shall have a right to elect on an annual basis to receive, in addition to the grant of Options described in Section 6(b)(1), either: (i) a grant of Options to purchase 1,500 shares of Stock at an exercise price per Option equal to the Fair Market Value of the Stock on the date of grant, or (ii) an award of a number of shares of Stock having an aggregate Average Market Value (as hereinafter defined) equal to the aggregate value (as determined by the Plan Administrator) of the Options described in clause "(i)" of this paragraph, rounding up to a whole number of shares.

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        "Average Market Value" means the average of the high and low trading prices per share of Stock during the last five trading days of the calendar month prior to the month in which the award is made.

                (3) Rules Applicable to Annual Grants of Options. Options granted on an annual basis under this Plan shall be granted on the same date, and with the same exercise price, as the principal annual grant of options by the Human Resources Committee ("HRC") of the Board under the ISO Plan. Options shall be granted under this Plan automatically, and no action by the Board shall be required; provided, however, that the Plan Administrator shall afford each eligible Outside Director an opportunity to elect in advance, in writing, prior to the date of the applicable grant of Options or award of Stock, which of the two forms of remuneration the individual Outside Director wishes to receive, as described in Section 6(a)(2). The Board shall retain the authority in its sole discretion to revise, from time to time, the number of Options to be automatically granted annually under this Plan, provided, however, that no such action shall be taken without first obtaining the advice of counsel.

        (b) Initial Grant Upon Election to the Board. In the case of an individual who is first elected to the Board as of an effective date which is later in any calendar year than the regular January meeting, then, as of the first trading day in the calendar month first following the effective date of the election of the said Outside Director, Options to purchase 1,000 shares of Stock shall be granted under this Plan to the Outside Director, and the said Options shall have an exercise price equal to the Fair Market Value of the Stock as of the date of grant.

        7.      Terms Applicable to Grants of Options and Awards of Stock

        (a) Terms of Options. Options granted pursuant to Section 6(a) and 6(b) of this Plan shall be subject to the following terms and conditions:

                (i) Options shall expire not later than the tenth anniversary of the date of grant;

                (ii) Options shall be subject to a waiting period of one year, and shall first become exercisable on the first anniversary of the date of grant;

                (iii) In the event of the retirement of an Outside Director from the Board upon having attained mandatory retirement age, or on account of disability, any outstanding Options which are not yet exercisable shall become exercisable on the day following the Outside Director's retirement, and all outstanding Options shall expire on the earlier of the fifth anniversary of the date of retirement or the tenth anniversary of the date of grant;

                (iv) In the event of a resignation or a termination of the service of an Outside Director from the Board for any reason other than disability or retirement upon having attained mandatory retirement age, any outstanding Options shall expire at the close of business on the effective date of said resignation; provided, however, that the Board may, in its discretion, take action to cause the Options of such an Outside Director to become exercisable, and/or to remain exercisable, for a period of time subsequent to said resignation or termination, but in no event may the Options remain exercisable after the later of the fifth anniversary of the last date of service as an Outside Director or the tenth anniversary of the date of grant;

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                (v)    In the event of the death of an Outside Director at a
                time when Options are outstanding, any such Options shall be exercisable from the day following the date of death until the earlier of the first anniversary of the date of death or the tenth anniversary of the date of grant, without regard to (A) whether or not the options were otherwise exercisable on the date of death, and (B) whether or not any other limitation upon the period of exercise may otherwise have been applicable in the absence of death; and

                (vi) The exercise price for Options shall be payable solely in cash.

        (b) Option Agreements. With respect to each grant of Options, the Plan Administrator, with the advice and assistance of counsel, shall have the authority, responsibility and discretion to prepare a form of agreement (the "Option Agreement") which shall state the terms and conditions stated in section 7(a) hereof, and such additional terms and conditions as the Plan Administrator determines are appropriate. In each case, the grant of Options to an Outside Director shall be conditioned on the Outside Director signing the corresponding Option Agreement within a period determined by the Plan Administrator. In the event that an Optionee does not deliver to the Plan Administrator a signed Option Agreement within an applicable period, or signs an Option Agreement which has been modified in a manner unacceptable to the Plan Administrator, the Optionee shall forfeit the Options stated on said Option Agreement.

        (c) Adjustments in Stock. Notwithstanding any other provision of this Plan, in a transaction to which section 424(a) of the Internal Revenue Code applies, the Board of Directors shall determine whether, and to what extent, it is appropriate to make adjustments in the class or issuer of stock subject to outstanding Options under the Plan, and/or in the number and corresponding exercise prices of outstanding Options, in order to preserve the aggregate value of the spreads between the exercise prices of the outstanding Options and the value of the applicable Stock or stocks. Such modifications shall be consistent with the terms of any such reorganization, recapitalization, stock split, stock dividend, combination of shares, or any other change affecting the Stock.

        (d) Election to Transfer Shares to Direct Invest Plan. Each Outside Director who elects to receive an award of Stock pursuant to clause "(ii)" of
Section 6(a)(2) of the Plan for a given plan year shall, prior to the date of the award for such year, have the right to elect whether to receive the award in the form of a share certificate, which shall be solely in the name of the Outside Director, or to have the Corporation credit the Stock directly into an account, which shall be solely in the name of the Outside Director, under the Corporation's Direct Invest Plan. For an Outside Director who elects to deposit the award in a Direct Invest Plan account, the terms of Direct Invest Plan shall thereafter apply and the shares awarded under this Plan shall be treated no differently than any other shares held under the Direct Invest Plan.

        (e) No Accrued Interest In Subsequent Awards or Grants. Until the applicable date of an award of Stock or a grant of Options under the Plan, an eligible Outside Director shall have no accrued right to receive all or any portion of any subsequent award. An eligible Outside Director shall have no right to assign or alienate any interest in any award of Stock which has not yet been presented under this Plan, and an Outside Director may not assign or transfer any Options granted under this Plan other than by beneficiary designation in the event of death. Options granted under this Plan shall not be subject to attachment or alienation and, during the life of the Outside Director to whom the Options are granted, the Options may be exercised solely by the Outside Director in accordance with their terms.

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        8.   SOURCE OF STOCK. Shares of Stock awarded under the Plan, and Stock transferred to an Outside Director upon exercise of Options, may be treasury shares, or authorized but unissued shares, or outstanding shares of Stock acquired by the Corporation in the open market or elsewhere.

        9. TAXES. Any and all tax consequences for an Outside Director which are associated with an award of shares or an exercise of Options under this Plan shall be the sole responsibility of the participating Outside Director.

        10. AUTHORIZED NUMBER OF SHARES. The aggregate number of shares of Stock which may be awarded under this Plan, or transferred upon exercise of Options, shall be 100,000. Said limit shall be adjusted, in the manner determined appropriate by the Plan Administrator with the advice of counsel, in the event of any stock split, stock dividend, recapitalization, or other change affecting the Stock.

        11. NOT ELIGIBLE FOR DEFERRAL. Neither the Options nor the Stock received under this Plan shall be eligible for deferral under the Bell Atlantic Deferred Compensation Plan for Outside Directors.

        12.  ADMINISTRATION; AMENDMENT AND TERMINATION.

        (a) Authority of the Board. The Board of the Corporation shall have the authority to amend and to terminate the Plan at any time in its discretion, and to determine in its discretion whether any other company affiliated with the Corporation may participate in the Plan from time to time; provided, however, that any amendment adopted by the Board may be submitted for approval by the shareowners of the Corporation if, in the opinion of counsel, such approval is required to exempt the awards of Stock, and the grant or exercise of Options, under this Plan from the short-swing trading provisions of Section 16 of the Securities Exchange Act of 1934. The Governance and Board Affairs Committee of the Board may recommend amendments to the Plan for the approval of the full Board.

        (b) Authority of Plan Administrator. The Executive Vice President - Human Resources of the Corporation (or, in the event of a vacancy in that position, the most senior Human Resources executive of the Corporation), or any person to whom that officer or executive delegates administrative responsibility for the Plan, shall be the "Plan Administrator" (as that term is used herein), with the authority (i) to administer and interpret the Plan, (ii) to prepare and distribute Option Agreements and administer the exercise of Options, (iii) to adopt minor and administrative modifications of the Plan and amendments which the Plan Administrator believes, with the advice of counsel, to be necessary or appropriate to comply with changes in applicable law or to ensure that transactions under the Plan remain exempt from Section 16(b) of the Securities Exchange Act of 1934 to the maximum extent practicable, and (iv) with advice of counsel, to submit the Plan, or amendments to the Plan, to the shareowners of the Corporation for approval.





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